Exhibit 99.1

• Welcome
• Reading of the Minutes
• Certify Voting Activity
• Vote on Matters of the Proxy Statement
• Discussion of Condition of Company
 ➢ President’s Remarks
 ➢ Financial Review
 ➢ Lending Environment
• Questions & Answers
• Vote Results
• Adjournment
AGENDA

PRESENTERS
• Aaron L. Groff, Jr.
 ➢ President, CEO and Board Chairman - ENB Financial Corp
   and Ephrata National Bank
• Paul W. Wenger
 ➢ Vice President and Corporate Secretary - ENB Financial Corp
 ➢ Senior Vice President and Cashier - Ephrata National Bank
• Scott E. Lied
 ➢ Treasurer - ENB Financial Corp
 ➢ Senior Vice President and Chief Financial Officer -
  Ephrata National Bank
• Dale G. Burkholder
 ➢ Senior Vice President and Senior Loan Officer - Ephrata National Bank

Presented by: Paul W. Wenger
  Corporate Secretary - ENB Financial Corp
ELECTION CERTIFICATION

• Elect three (3) Class C directors to serve a
 three-year term
MATTERS OF PROXY

CURRENT DIRECTORS
Class C Election (3 Year Term)
Susan Y. Nicholas	Paul W. Wenger
Mark C. Wagner
Continuing Directors - Class A
Aaron L. Groff, Jr. J. Harold Summers	Paul M. Zimmerman, Jr. Thomas H. Zinn
Continuing Directors - Class B
Willis R. Lefever Donald Z. Musser	Bonnie R. Sharp

VOTING PROCESS
Presented by: Paul W. Wenger
  Corporate Secretary - ENB Financial Corp

Proxy Holders
• Janice S. Eaby
• John H. Shuey
Judges of Election
• Richard H. Binner
• Roger S. Kline
• William M. Rohrbach
VOTING PROCESS

Presented by: Aaron L. Groff, Jr.
    President/CEO - ENB Financial Corp
PRESIDENT’S REMARKS

 ➢ To remain an independent community bank of
 undisputed integrity, serving the communities of
 Northern Lancaster County and beyond.
 ➢ To offer state-of-the-art financial products and
 services of high quality and value at an affordable
 price.
 ➢ To provide unsurpassed personal service, delivered
 by a highly dedicated professional team.
MISSION STATEMENT

• Courteous
• Accurate
• Responsive
• Empowered
WE CARE

• Growth
• Efficiency
• Leadership development
• Successfully navigate the new regulatory
 environment
• Stay true to our community banking core
 values
STRATEGIC INITIATIVES

Presented by: Scott E. Lied
    Treasurer - ENB Financial Corp
FINANCIAL CONDITION

• Unaudited Financial Information
 ➢ Some of the following slides do present financial
 information that is unaudited. Therefore, this information is subject to adjustments that could be necessary upon
 completion of the annual audit.
• Forward Looking Statements
 ➢ Some of the material and/or language used in this
 presentation would be considered as a forward looking
 statement. Management is not obligated to update these
 forward looking statements.
DISCLOSURES

NET INCOME

SIGNIFICANT ITEMS
Net Interest Income	$1,222,000	increase
Other Income	$520,000	increase
Operating Expenses	$12,000	decrease
Provision Expense	$1,120,000	decrease

NET INTEREST INCOME

OTHER INCOME

OPERATING EXPENSES

PROVISION EXPENSE

EARNINGS AND DIVIDENDS PER SHARE

DIVIDEND COMPARISON
Corporate Name	Current Dividend	Change from Dividend High (2006 - 2008)
ENB Financial Corp	$0.24	-22.58%
VIST Financial Corp	$0.05	-75.00%
Fulton Financial Corp	$0.04	-77.78%
National Penn Bancshares	$0.01	-94.12%
Susquehanna Bancshares	$0.02	-91.30%
Union National Financial Corp	$0.00	-100.00%

SHAREHOLDER VALUE
*Average derived from first quarter 2011 daily close prices.
** Dividend yield calculated as of 03/31/2011.
	ENBP	SUSQ	FULT
Average Stock Price - Oct 2008	$25.69	$17.12	$11.62
Average Stock Price - Jul 2009 Jul 2009 Price as % of Oct 2008 Price	$24.83 97%	$4.80 28%	$6.05 52%
Average Stock Price* - Q1 2011 Q1 2011 Price as % of Oct 2008 Price	$22.54 88%	$9.52 56%	$10.69 92%
Current Dividend Yield on Investment**	4.26%	0.42%	1.50%

Measurement	ENB	Peer**
Return on Assets (ROA)	0.86%	0.50%
Return on Equity (ROE)	8.88%	4.60%
Efficiency Ratio	65.55%	68.18%
Tier 1 Leverage Capital	9.63%	9.08%
PEER ANALYSIS*
* As of December 31, 2010
** Peer Group is defined as all banks nationwide with assets between $300 million and
$1 billion.

• Q1 2011
 ➢ Earnings: $1,697,000 versus $1,468,000 (Q1 2010)
 • 15.6% increase over Q1 2010
 ➢ Assets: $756 million versus $748 million (Q4 2010)
 • 1.0% increase over year-end 2010
FIRST QUARTER RESULTS

LENDING ENVIRONMENT
Presented by: Dale G. Burkholder
     Sr. Vice President and Sr. Lending Officer -
  Ephrata National Bank

LOAN GROWTH RATES
* Peer Group is defined as all banks nationwide with assets between $300 million and
$1 billion.

AVERAGE LOAN GROWTH

MIX OF LOAN PORTFOLIO
* Peer Group is defined as all banks nationwide with assets between $300 million and
$1 billion.

Measurement	ENB	Peer*
Delinquent Loans as a % of Total Loans	1.38%	4.51%
Non-performing Loans as a % of Total Loans	0.97%	3.22%
ALLL as a % of Total Loans	1.72%	1.96%
Charge-offs as a % of Average Loans	0.14%	1.01%
ASSET QUALITY
* Peer Group is defined as all banks nationwide with assets between $300 million and
$1 billion.

HISTORICAL LOAN LOSSES

QUESTIONS & ANSWERS

Presented by: Paul W. Wenger
  Corporate Secretary - ENB Financial Corp
VOTING RESULTS

• Mission Statement:
 ➢ To remain an independent community bank of
 undisputed integrity, serving the communities of
 Northern Lancaster County and beyond.
 ➢ To offer state-of-the-art financial products and
 services of high quality and value at an affordable
 price.
 ➢ To provide unsurpassed personal service, delivered
 by a highly dedicated professional team.
ADJOURNMENT